UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): June 14, 2018
Horizon Global Corporation (Exact Name of Registrant as Specified in Charter)

Delaware	001-37427	47-3574483
_____________________ (State or Other Jurisdiction	_____________ (Commission	______________ (IRS Employer
of Incorporation)	File Number)	Identification No.)

2600 West Big Beaver Road, Suite 555, Troy, Michigan _____________________		48084 ___________ (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(248) 593-8820 ____________
Not Applicable
________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.02. Termination of a Material Definitive Agreement.
As previously disclosed, on December 13, 2017, Horizon Global Corporation (the "Company") and Cequent Nederland Holdings B.V., a wholly-owned subsidiary of the Company (the "Purchaser"), entered into a Sale and Purchase Agreement (the "Purchase Agreement") with Cooperatief H2 Equity Partners Fund IV Holding W.A., a cooperative with exclusion of liability (Coöperatie U.A.) incorporated under the laws of the Netherlands ("Seller A"), Stichting Administratiekantoor Brink I, a foundation (stichting) incorporated under the laws of the Netherlands ("Seller B"), and Stichting Administratiekantoor Brink II, a foundation (stichting) incorporated under the laws of the Netherlands, ("Seller C", and collectively, with Seller A and Seller B, the "Sellers"), to acquire (the "Acquisition") Brink International B.V. and its subsidiaries (collectively, the "Brink Group").
Each of the Company, the Purchaser and the Sellers (collectively, the "Parties") entered into a mutual Termination and Settlement Agreement (the "Termination Agreement"), as of June 14, 2018, under which the Parties agreed that the Purchase Agreement, including all schedules and exhibits thereto, and all ancillary agreements contemplated thereby or entered into pursuant thereto, were terminated effective June 14, 2018. The Termination Agreement provides for a break fee payable to the Brink Group, of €4.75 million.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Horizon Global Corporation

By:   /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: General Counsel and Corporate Secretary

June 15, 2018